Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-262119 on Form N-2 of our report dated December 21, 2022, relating to the financial statements and financial highlights of BlackRock Multi-Sector Income Trust appearing in the Annual Report on Form N-CSR for the year ended October 31, 2022.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 31, 2023